EXHIBIT 6.1

                              TSC DISTRIBUTORS, LLC
                     PRINCIPALS AND OFFICERS AS OF 1/4/2016

Name                                          Address
-------------------------------------         ----------------------------------

Jerome A. Vainisi, General Principal,         10 High Street, Suite 701,
Chief Executive Officer and Chief             Boston, MA 02110
Compliance Officer
















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